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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 for the Viisage Technology, Inc. 1996 Director Stock Option Plan, as amended, and 1996 Management Stock Option Plan to be filed June 6, 1997, of our report dated February 7, 1997 included in the Viisage Technology, Inc. 1996 Annual Report on Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.

                                    Arthur Andersen, LLP



Boston, Massachusetts
June 3, 1997